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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
  BayBanks, Inc.:

     We consent to incorporation by reference in Registration Statements Nos. 2-38598, 2-63815, 2-82945, 2-89461, 33-6964, and 33-22834 on Forms S-8 of
BayBanks, Inc. of our report dated January 24, 1994, relating to the consolidated balance sheets of BayBanks, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993 which report is incorporated by reference in the December 31, 1993 Annual Report on Form 10-K of BayBanks, Inc.

                                          /S/ KPMG PEAT MARWICK

BOSTON, MASSACHUSETTS
MARCH 24, 1994

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